Exhibit 99.7

February 26, 2021

Tuya Inc. (the “Company”)

10/F, Building A, Huace Center

Xihu District, Hangzhou City

Zhejiang, 310012

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on February 26, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Jeff Immelt
Name: Jeff Immelt